Exhibit 4.1



                   REGISTRATION RIGHTS AND RESALE AGREEMENT


      This Registration Rights Agreement (this "Agreement") is entered into as of April 5, 2002 by and among California Amplifier, Inc., a Delaware corporation (the "Company"), Kaul-Tronics, Inc., a Wisconsin corporation ("KTI"), NGP, Inc., a Wisconsin corporation ("NGP", and together with KTI, the "Initial Investors") and the stockholders of the Initial Investors (the "Stockholders," and together with the Initial Investors, the "Investors") all of whose names and addresses are set forth in Schedule 1 attached hereto, for the express benefit of such Investors.

                                    RECITALS

      WHEREAS, pursuant to the terms and conditions of that certain Asset Purchase Agreement, dated as of April 5, 2002 (the "Asset Purchase Agreement"), at the Closing (as defined in the Agreement) the Initial Investors each became holders of shares of the common stock, par value $0.01 per share, of the Company ("Common Stock").

      WHEREAS, the Company and the Initial Investors contemplate that each of the Initial Investors will transfer their respective Shares in the form of a dividend to their respective Stockholders, after the Closing Date, and the Company, the Initial Investors and the Stockholders agree to place certain resale restrictions on future sales of the Shares by the Stockholders.

      WHEREAS, in connection with entering into the Asset Purchase Agreement, the Company agreed to grant the Stockholders certain registration rights with respect to the shares of Common Stock distributed to the Stockholders by the Initial Investors after the Closing (as defined in the Asset Purchase Agreement) pursuant to the Agreement.


                                   AGREEMENT

      NOW, THEREFORE, in consideration of the foregoing recitals, the mutual promises hereinafter set forth, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

1.	Definitions
      The following terms, as used herein, shall have the following meanings:

      "Asset Purchase" means the purchase of the assets of the Initial Investors by the Company as is contemplated by the Asset Purchase Agreement.

      "Closing Date" means the date on which the Closing has occurred.

      "Commission" means the Securities and Exchange Commission.

      "Exchange Act" means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder, as they each may, from time to time, be in effect.

      "Registration Statement" means a registration statement filed by the Company with the Commission for a public offering and sale of Common Stock (other than a registration statement covering only securities proposed to be issued in exchange for securities or assets of another person or entity or in connection with an employee benefit plan).

      "Rights Holders" means the Stockholders during such time as they hold Shares.

      "Securities Act" means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder, as they each may, from time to time, be in effect.

      "Shares" means any of the shares of Common Stock received by the Initial Investors pursuant to the Asset Purchase Agreement in exchange for certain assets of the Initial Investors.

      "S-3 Registration Rights" means the rights of the Rights Holders to cause the Shares in to be registered on the terms and conditions of this Agreement pursuant to a Registration Statement on Form S-3 (or any successor form thereto) under the Securities Act that is filed by the Company as contemplated in Subsection 2.01(a) of this Agreement.

2.    Registration Rights

      2.01 The Company will use reasonable commercial efforts to file a Registration Statement on Form S-3 for the registration under the Securities Act of sales of the Shares owned by the Stockholders (an "S-3 Registration Statement") within 150 days after the Closing (the "S-3 Registration Period"). The S-3 Registration Statement shall, upon becoming effective, be sufficient to permit the public resale of the Shares by the Stockholders through the facilities of all applicable securities exchanges on which the Company's common stock is being traded or on the over-the-counter market. The Company will, prior to such filing, give written notice to all Rights Holders of its intention to do so and, the Company shall use reasonable commercial efforts to cause all Shares to be registered under such S-3 Registration Statement; provided, however, that the Company shall have the right to postpone or withdraw any registration effected pursuant to this subsection
2.01 without incurring any liability for doing so to any Rights Holder, subject to the continuing obligation of the Company to obtain registration of the Shares as provided in Section 2.02. If any Shares are to be registered pursuant to this subsection 2.01, then the Company shall provide notice of such fact to all Rights Holders, and all Rights Holders will then have the right to register all of their Shares under such S-3 Registration Statement, as the case may be. The S-3 Registration Rights shall remain in full force and effect until April 5, 2004.

      2.02 The Company shall not be required to effect more than one (1) registration pursuant to subsection 2.01 above; provided, however, that no registration statement filed pursuant to Section 2.01 shall count as a registration statement that satisfies the Company's registration obligations under Section 2.01, and such obligations shall continue in full force and effect, if (i) the Registration Statement is not declared effective by the SEC within 60 days after the date it was originally filed with the SEC, (ii) the Company fails to maintain the effectiveness of the Registration Statement for the Applicable Registration Period (as defined below), or
(iii) the Rights Holders elect to terminate the Registration Statement provided that they agree to pay or reimburse the Company for all Registration Expenses (as hereinafter defined) of such registration as contemplated by Section 4 below.

3.    Registration Procedures

      3.01 If and whenever the Company is required by the provisions of this Agreement to use its reasonable commercial efforts to effect the registration under the Securities Act of the distribution by the Stockholders of the Shares, the Company shall:

            (a) as expeditiously as practical prepare and file with the Commission a Registration Statement with respect to such Shares and, use reasonable commercial efforts to cause that Registration Statement to become effective as soon as possible thereafter;

            (b) as expeditiously as practicable prepare and file with the Commission any amendments and supplements to the Registration Statement and the prospectus included in the Registration Statement as may be necessary to keep the Registration Statement effective, until the distribution of the Shares covered thereby and in no event beyond April 5, 2004 ("Applicable Registration Period");

            (c) as expeditiously as practicable furnish to each selling Rights Holder such reasonable numbers of copies of the prospectus, including a preliminary prospectus, in conformity with the requirements of the Securities Act, and such other documents, as the selling Rights Holder may reasonably request in order to facilitate the public sale or other disposition of the Shares owned by the selling Rights Holder; and

            (d) as expeditiously as reasonably practicable use reasonable commercial efforts to register or qualify the Shares covered by the Registration Statement under the securities or Blue Sky laws of such states as the selling Rights Holders shall reasonably request, and do any and all other acts and things that may be necessary or desirable to enable the selling Rights Holders to consummate the public sale or other disposition in such states of the Shares owned by the selling Rights Holder; provided, however, that the Company shall not be required in connection with this subsection 3.01(d) to qualify as a foreign corporation or execute a general consent to service of process in any jurisdiction.

      3.02 If the Company has delivered preliminary or final prospectuses to the selling Rights Holders and after having done so the prospectus is amended to comply with the requirements of the Securities Act, the Company shall promptly notify the selling Rights Holders and, if requested, the selling Rights Holders shall immediately cease making offers of Shares and return all prospectuses to the Company. The Company shall promptly but, in any such event, by no later than the 30th day following the request by the Company that the Rights Holders cease their sales of shares, provide the selling Rights Holders with revised prospectuses and, following receipt of the revised prospectuses, the selling Rights Holders shall be free to resume making offers of the Shares. In such event, however, at the time the Rights Holders are permitted to resume making such offers the Applicable Registration Period shall be extended for a number of days equal to the period during which the Rights Holders were required to cease selling their Shares pursuant to this Section 3.02.

      3.03 Following the effectiveness of a Registration Statement (and the making of any required filings with any state securities commissions), the Company may direct the selling Rights Holders to suspend sales of the Registrable Securities, as provided herein, if the following event (a "Suspension Event") occurs:

            (a) pending negotiations relating to, or consummation of, a transaction or the occurrence of an event (a "Material Event Suspension"):

                 (i) that would require additional disclosure of material information by the Company in the Registration Statement (or such filings) the absence of which would make the Registration Statement materially misleading; and

                 (ii) as to which the Company has a bona fide business purpose for preserving confidentiality; or

                 (iii) which renders the Company unable to comply with Commission requirements;

in each case under circumstances that would make it impractical or inadvisable (i) to take any action with respect to the Registration Statement (or such filings), the effectiveness or continued effectiveness thereof, or (ii) to promptly amend or supplement the Registration Statement on a post-effective basis, as applicable; provided, however, that in the case of a Material Event Suspension under subsection (ii), the duration of the suspension shall terminate on the earlier of the public announcement of such Suspension Event and the expiration of thirty (30) days from the commencement of the suspension and, in the case of a Material Event Suspension under subsections (i) or (iii), the Company shall use its best efforts to cause the duration of the suspension to terminate as soon as reasonably practicable.

      If, despite the exercise of its reasonable commercial efforts, the Company is not able to include all of such Shares in such registered public offering, as contemplated by clause (x) above, or in case of any Material Event Suspension, then, at the election of the holders of a majority of the Shares included in the suspended Registration Statement, (A) the duration of the applicable time period of the suspended Registration Statement shall be extended for a period of time equal to the duration of the suspension or (B) such Rights Holders shall terminate their participation in the suspended Registration Statement, in which case that Registration Statement shall not count as a Registration Statement for purposes of Section 2 of this Agreement, such Rights Holders shall not be responsible for paying or reimbursing the Company for any of the Registration Expenses incurred with respect to such suspended Registration Statement.

      3.04 In the case of a Suspension Event, the Company shall give written notice (a "Suspension Notice") to the selling Rights Holders to suspend sales of the Shares so that the Company may correct or update the Registration Statement (or such filings); provided, however, that such suspension shall continue no longer than the applicable period of time set forth in Section 3.03 above. The selling Rights Holders agree that they will not effect any sales of the Shares pursuant to such Registration Statement (or such filings) at any time during the period from the date they received a Suspension Notice from the Company to such date as of which the suspension period shall expire as provided in clauses (y) and (z) of Section
3.03 above. If so directed by the Company, selling Rights Holders will deliver to the Company all copies of the prospectus covering the Shares held by them at the time of receipt of the Suspension Notice. The selling Rights Holders may recommence effecting sales of the Shares pursuant to the Registration Statement (or such filings) following further written notice to such effect (an "End of Suspension Notice") from the Company, which End of Suspension Notice shall be accompanied by copies of the supplemented or amended prospectus necessary to resume such sales; provided, however, that such End of Suspension Notice shall be delivered, in the case of a Material Event Suspension, at the applicable date set forth in Section 3.03.

4.    Allocation Of Expenses

      The Company will pay all Registration Expenses of any registration under this Agreement; provided, however, that, if a registration is withdrawn at the request of the Rights Holders requesting such registration and if the Rights Holders elect not to have such registration counted as a registration requested under Section 2, the Rights Holders shall pay the Registration Expenses of such registration pro rata in accordance with the number of their Shares included in such registration. For purposes of this
Section 4, the term "Registration Expenses" shall mean all expenses incurred by the Company in complying with this Agreement, including, without limitation, all registration and filing fees, exchange listing fees, printing expenses, fees and expenses of counsel for the Company and the reasonable fees and expenses of one counsel selected by the selling Rights Holders to represent the selling Rights Holders, state Blue Sky fees and expenses, and the expense of any special audits incidental to or required by any such registration, but excluding selling commissions and the fees and expenses of any selling Rights Holder's own counsel, or other out-of-pocket expenses of the Rights Holders or their agents.

5.	Indemnification And Contribution

      5.01 In the event of any registration under the Securities Act of any Shares pursuant to this Agreement, the Company will indemnify and hold harmless the selling Rights Holder, and each other person, if any, who controls such seller within the meaning of the Securities Act or the Exchange Act against any losses, claims, damages or liabilities, joint or several, to which such seller or controlling person may become subject under the Securities Act, the Exchange Act, state securities or Blue Sky laws or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any Registration Statement under which such Shares were registered under the Securities Act, any preliminary prospectus or final prospectus contained in the Registration Statement, or any amendment or supplement to such Registration Statement, or arise out of or are based upon the omission or alleged omission to state a material fact required to be stated therein or necessary to make the statements therein not misleading; and the Company will reimburse such seller, underwriter and each such controlling person for any legal or any other expenses reasonably incurred by such seller, underwriter or controlling person in connection with investigating or defending any such loss, claim, damage, liability or action as and when incurred by them; provided, however, that the Company will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon any untrue statement or omission made in such Registration Statement, preliminary prospectus or final prospectus, or any such amendment or supplement, in reliance upon and in conformity with information furnished to the Company, in writing, by or on behalf of such seller, underwriter or controlling person specifically for use in the preparation thereof.

      5.02 In the event of any registration under the Securities Act of any of the Shares pursuant to this Agreement, each selling Rights Holder, jointly and severally, will indemnify and hold harmless the Company, each of its directors and officers and each person, if any, who controls the Company, against any losses, claims, damages or liabilities, joint or several, to which the Company, such directors and officers or controlling person may become subject under the Securities Act, Exchange Act, state securities or Blue Sky laws or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in any Registration Statement under which such Shares were registered under the Securities Act, any preliminary prospectus or final prospectus contained in the Registration Statement, or any amendment or supplement to the Registration Statement, or arise out of or are based upon any omission or alleged omission to state a material fact required to be stated therein or necessary to make the statements therein not misleading, if the statement or omission was made in reliance upon and in conformity with information relating to such seller furnished in writing to the Company by or on behalf of such seller specifically for use in connection with the preparation of such Registration Statement, prospectus, amendment or supplement.

      5.03 Each party entitled to indemnification under this Section 5 ("Indemnified Party") shall give notice to the party required to provide indemnification ("Indemnifying Party") promptly after such Indemnified Party has actual knowledge of any claim as to which indemnity may be sought, and shall permit the Indemnifying Party to assume the defense of any such claim or any litigation resulting therefrom; provided, however, that counsel for the Indemnifying Party, who shall conduct the defense of such claim or litigation, shall be approved by the Indemnified Party (whose approval shall not be unreasonably withheld); and provided, further, that the failure of any Indemnified Party to give notice as provided herein shall not relieve the Indemnifying Party of its obligations under this Section 5 (except to the extent such failure to give notice has resulted in increased losses, damages or liabilities for the Indemnifying Party). The Indemnified Party may participate in such defense at such party's expense and the Indemnified Party and not the Indemnifying Party shall bear or be responsible for the expenses thereof, unless:

            (a) the Indemnifying Party and the Indemnified Party shall have mutually agreed to the retention of such counsel, or

             (b) the named parties to any such proceeding (including any impleaded parties) include both the Indemnified Party and the Indemnifying Party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. No Indemnifying Party, in the defense of any such claim or litigation shall, except with the consent of each Indemnified Party, consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party of a release from all liability in respect of such claim or litigation, and no Indemnified Party shall consent to entry of any judgment or settle such claim or litigation without the prior written consent of the Indemnifying Party, which shall not be unreasonably withheld.

      5.04 In order to provide for just and equitable contribution to joint liability under the Securities Act in any case in which either:

            (a) any holder of Shares exercising rights under this Agreement, or any controlling person of any such holder, makes a claim for indemnification pursuant to this Section 5 but it is judicially determined (by the entry of a final judgment or decree by a court of competent jurisdiction and the expiration of time to appeal or the denial of the last right of appeal) that such indemnification may not be enforced in such case notwithstanding the fact that this Section 5 provides for indemnification in such case; or

            (b) contribution under the Securities Act may be required on the part of any such selling Rights Holder or any such controlling person in circumstances for which indemnification is provided under this Section 5; then, in each such case, the Company and such Rights Holder will contribute to the aggregate losses, claims, damages or liabilities to which they may be subject (after contribution from others) in such proportions as is appropriate to reflect the relative fault of the Indemnifying Party and Indemnified Parties in connection with the actions which resulted in such losses, claims, damages, liabilities or expenses, as well as any other relevant equitable considerations; provided, however, that, in any such case, no person or entity guilty of fraudulent misrepresentation, within the meaning of Section 11(f) of the Securities Act, shall be entitled to contribution from any person or entity who is not guilty of such fraudulent misrepresentation.

6.    Information By Rights Holder

      Each Rights Holder including Shares in any registration shall furnish to the Company such information regarding such Rights Holder and the distribution of such Right Holder's Shares proposed by such Rights Holder as the Company may reasonably request in writing and as shall be required in connection with any registration, qualification or compliance referred to in this Agreement.

7.    "Stand-Off" Agreement

      For a period of two years after the date hereof, each Initial Investor agrees not to sell or otherwise transfer, pledge or dispose of any Shares or other securities of the Company held by such Initial Investor, except if such sale or transfer is to a Stockholder. Each Stockholder agrees not to sell publicly or otherwise transfer, pledge or dispose of any Shares received from the Initial Investors except as provided as follows: (i) each Stockholder may sell up to 25% of such Stockholder's Shares during the one year following the date on which the Registration Statement is declared effective by the SEC (the "First Anniversary"); (ii) each Stockholder may sell up to an additional 37.5% of such Stockholder's Shares during the period after the First Anniversary until the date which is 15 months after the date on which the Registration Statement is declared effective by the SEC ("Fifteen Month Anniversary"); and (iii) each Stockholder will be able to sell any of its remaining Shares after the Fifteen Month Anniversary.

8.    No Limitations On Subsequent Registration Rights

      Nothing contained in this Agreement shall prohibit the Company from granting to any holder or prospective holder of any securities of the Company registration rights which would allow such holder or prospective holder to include securities of the Company in any Registration Statement filed by the Company.

9.    Rule 144 Requirements

The Company agrees to:

      (a) comply with the requirements of Rule 144(c) under the Securities Act with respect to current public information about the Company;

      (b) use its reasonable efforts to file with the Commission in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act (at any time after it has become subject to such reporting requirements); and

      (c)  furnish to any holder of Shares upon request:

           (i) a written statement by the Company as to its compliance with the requirements of Rule 144(c) under the Securities Act, and the reporting, requirements of the Securities Act and the Exchange Act (at any time after it has become subject to such reporting requirements);

           (ii) a copy of the most recent annual or quarterly report of the Company; and

           (iii) such other reports and documents of the Company as such holder may reasonably request to avail itself of any similar rule or regulation of the Commission allowing it to sell any such securities without registration.

10.   Termination

      All of the Company's obligations to register Shares under this Agreement shall terminate upon the last to occur of (i) the sale of all Shares by the Rights Holders thereof pursuant to this Agreement, (ii) the earliest date as of which all Shares have ceased being Shares or (iii) the expiration of the Applicable Registration Period.

11.   Notices

      All notices, requests, demands and other communications called for or contemplated hereunder shall be in writing and shall be deemed to have been duly given when delivered to the party to whom addressed or when sent by telecopy, telegram, telex or wire (if promptly confirmed by registered or certified mail, return receipt requested, prepaid and addressed) to the parties, their successors in interest, or their assignees at the following addresses, or at such other addresses as the parties may designate by written notice in the manner aforesaid:

If to the Buyer:
California Amplifier, Inc.
460 Calle San Pablo
Camarillo, California  93012
Fax:  (805) 482-4582
Attention:  Fred Sturm

With copies to:
Gibson, Dunn & Crutcher LLP
333 South Grand Avenue
Suite 4800
Los Angeles, California 90071
Fax:  (213) 229-7520
Attention:  Peter F. Ziegler, Esq.

If to the Sellers:
Kaul-Tronics, Inc.
1140 Sextonville Road
Richland Center, Wisconsin  53581
Fax:  (608) 647-7394
Attention:  John Kaul

With copies to:
DeWitt Ross and Stevens S.C.
2 East Mifflin Street
Suite 600
Madison, WI 53701-2865
Fax:  (608) 252-9243
Attention:  Ronald W. Kuehn, Esq.
	      Frederic J. Brouner, Esq.

and, if to an Investor, to its address set forth on Schedule 1 attached hereto, or to such other address or addresses as may from time to time be furnished to the Company in writing by such Investor.

      Notices provided in accordance with this Section 11 shall be deemed delivered upon personal delivery or two business days after deposit in the mail.

12.   Entire Agreement

      This Agreement embodies the entire agreement and understanding between the parties hereto with respect to the subject matter hereof and supersedes all prior agreements and understandings relating to such subject matter.

13.   Amendments And Waivers

      Any term of this Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of the Company and the holders of a majority of the Shares; provided, however, that this Agreement may be amended with the consent of the holders of less than all but at least a majority of the Shares only in a manner which affects the rights of all Shares in the same fashion. No waivers of or exceptions to any term, condition or provision of this Agreement, in any one or more instances, shall be deemed to be, or construed as, a further or continuing waiver of any such term, condition or provision.

14.   Counterparts

      This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original, but all of which shall be one and the same instrument.

15.   Severability

      The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement.

16.   Governing Law

      This Agreement shall be governed by and construed in accordance with the internal laws of the State of Delaware without reference to conflict of laws principles thereof.

17.   Section Headings

      The heading of each Section, Subsection or other subdivision of this Agreement is for reference purposes only and shall not limit or control the meaning thereof.




      IN WITNESS WHEREOF, each of the parties has caused this Agreement to be duly executed on its behalf as of the day and year first above written.

                                     COMPANY:

                                     CALIFORNIA AMPLIFIER, INC.

                                     By:  ____________________________
                                           Name: Fred M. Sturm
                                           Title: President and Chief
                                                  Executive Officer

                                                                  SCHEDULE 1


                                  INVESTORS


Kaul-Tronics, Inc.,
a Wisconsin corporation

By: /s/ John R. Kaul
    _________________________________

     Name:  John R. Kaul
     Title: President

NGP, Inc.
a Wisconsin corporation

By:  /s/ John R. Kaul
    _________________________________

     Name:  John R. Kaul
     Title:	President

Interactive Technologies International, LLC, a Wisconsin limited liability company

By:  /s/ John R. Kaul
    _________________________________

     Name:  John R. Kaul
     Title:	Manager



/s/ James L. Atkinson
_________________________________
James L. Atkinson


/s/ Jennifer Larson
_________________________________
Jennifer Larson


/s/ Michele L. Conner
_________________________________
Michele L. Conner


/s/ Melissa M. Starin
_________________________________
Melissa M. Starin


/s/ Mary Pat Kaul
_________________________________
Mary Pat Kaul


/s/ Thomas A. Prochnow
_________________________________
Thomas A. Prochnow


/s/ Lonnie Freeman
_________________________________
Lonnie Freeman


/s/ Kerry E. Larson
_________________________________
Kerry E. Larson


/s/ Richard L. Powell
_________________________________
Richard L. Powell


/s/ Richard J. Wheeler
_________________________________
Richard J. Wheeler